Exhibit 99.1

MasterCard Incorporated Reports

Second-Quarter 2008 Financial Results

•	Quarterly net income of $276 million, or $2.11 per diluted share, excluding a special item

•	Quarterly net loss of $747 million, or $5.74 per diluted share, including a special item

•	Quarterly net revenue growth of 25.0%, to $1.2 billion

•	Gross dollar volume up 12.8%, purchase volume up 14.0%

Purchase, NY, July 31, 2008 – MasterCard Incorporated (NYSE:MA) today announced financial results for the second quarter of 2008. The company reported net income of $276 million, or $2.11 per diluted share, excluding a special item, and a net loss of $747 million, or $5.74 per diluted share, including the special item — a $1.0 billion after-tax charge related to an antitrust litigation settlement with American Express. The company’s total operating expenses, other income, effective tax rate, net income, and earnings per share, excluding the special item, are non-GAAP financial measures that are reconciled to their most directly comparable GAAP measures in the accompanying financial tables.

Net revenue for the second quarter of 2008 was $1.2 billion, a 25.0% increase versus the same period in 2007. Currency fluctuations (driven by movement of the euro and the Brazilian real relative to the U.S. dollar) contributed 5.4 percentage points of the increase in net revenue for the quarter. Fueling the higher net revenue in the second quarter versus the same period in 2007 were:

•	Growth in MasterCard’s gross dollar volume, which increased 12.8%, on a local currency basis, to $655 billion;

•	A 13.6% increase in the number of transactions processed, to 5.2 billion;

•	An increase in cross-border volumes of 18.9%; and

•	Pricing changes contributed approximately 5 percentage points of the net revenue growth.

Worldwide purchase volume during the quarter rose 14.0%, on a local currency basis, versus the second quarter of 2007, to $493 billion, driven by increased cardholder spending on a growing number of MasterCard cards. As of June 30, 2008, the company’s financial-institution customers had issued 951 million MasterCard cards, an increase of 11.0% over the cards issued at June 30, 2007.

“We are pleased that we have been able to continue to deliver solid financial results in the current economic climate,” said Robert W. Selander, MasterCard president and chief executive officer. “Businesses, consumers and governments around the world are demonstrating a growing preference for electronic payments, and our cross-border

-more-

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volumes remain healthy as cardholders come to rely on electronic payments and the ease, security and convenience they provide. Additionally, more than 50% of our revenue is generated outside of the U.S., which helps to moderate the impact of an economic downturn in one particular region.

“During these challenging times, we are working closely with our financial-institution customers to identify and deliver solutions that help maximize their payments business,” added Selander. “This quarter, we introduced Integrated Processing Solutions (IPS) — our new debit processing platform – in the U.S. and successfully implemented our first customer, Security Service Federal Credit Union (SSFCU). We also announced an agreement with Obopay to offer a fully integrated, on-demand, person-to-person mobile payment service. These examples illustrate our commitment to developing innovative solutions designed to meet the needs of today’s cardholder while driving value and growth for our customers and merchants.”

The special item for the second quarter of 2008 represented:

•	A $1.65 billion pre-tax charge related to the settlement of U.S. federal antitrust litigation between MasterCard and American Express, which equates to approximately $1 billion on an after-tax basis.

Special items for the second quarter of 2007 included:

•	A $3.4 million reserve recorded for a litigation settlement; and

•	$90 million in other income related to a settlement received under an agreement to discontinue the company’s sponsorship of the 2010 and 2014 World Cup soccer events.

Excluding special items, total operating expenses increased 14.6%, to $830 million, during the second quarter of 2008 compared to the same period in 2007. Currency fluctuations contributed 4.5 percentage points of the increase in expenses for the second quarter of 2008. Growth in total operating expenses was driven by:

•

A 15.7% increase in general and administrative expenses primarily resulting from higher personnel costs due to increased compensation and benefits for new personnel and higher severance costs. Currency fluctuations represented 3.3 percentage points of the increase; and

•

A 13.0% increase in advertising and marketing expenses versus the year-ago period, with 6.6 percentage points of the growth primarily related to the impact of foreign currency fluctuation of the euro and the Brazilian real to the U.S. dollar. Additionally, the increase reflected significant sponsorship activity during the quarter related to the UEFA and European Championship soccer events.

Including special items, total operating expenses increased 240.6%, to $2.48 billion.

Total other income was $10 million in the second quarter of 2008 versus $117 million in the second quarter of 2007. The decrease was primarily due to the recognition in 2007 of a $90 million gain related to a settlement with the organization that operates the World Cup soccer events.

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Excluding special items in both periods, MasterCard’s effective tax rate was 35.3% in the second quarter of 2008, versus 34.7% in the comparable period in 2007. Including special items, the effective tax rate was 39.0% for the second quarter of 2008, versus 34.7% in the comparable period in 2007. The increase in the effective tax rate was primarily due to the tax rate related to the American Express settlement charge, which provides a tax benefit due to the change in the geographic distribution of pre-tax income or loss.

Year-to-Date 2008 Results

For the six months ended June 30, 2008, MasterCard reported net income of $674 million, or $5.13 per diluted share, excluding the impact of special items, and a net loss of $300 million, or $2.29 per diluted share, including special items.

Net revenue for the six months ended June 30, 2008 was $2.4 billion, a 27.0% increase versus the same period in 2007. In addition to growth in GDV, processed transactions and cross-border transaction volumes, this increase was driven by pricing changes, primarily cross-border transaction pricing implemented in January 2008, which contributed approximately 5 percentage points of the revenue growth in the year-to-date period. Currency fluctuation contributed approximately 5.2 percentage points of the increase in revenue in the year-to-date period.

Total operating expenses increased 12.9%, to $1.5 billion, for the six-month period compared to the same period in 2007, excluding special items for both periods. Currency fluctuations contributed 3.9 percentage points of this increase. Including special items, operating expenses increased 136.7%, to $3.15 billion.

Total other income was $183 million for the six-month period versus $139 million for the same period in 2007, including special items in both periods. The increase was primarily driven by gains from the sale of Redecard securities and the termination of a customer business agreement in 2008, offset by settlement received in 2007 related to discontinuing the company’s sponsorship of World Cup soccer events.

MasterCard’s effective tax rate, excluding special items, was 35.2% in the six months ended June 30, 2008, versus a rate of 35.3% in the comparable period in 2007. Including the special items, the effective tax rate was 43.9% for the 2008 period, and 35.3% for the 2007 period.

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Class A Share Repurchase Program

In April 2007, the MasterCard Board of Directors authorized a plan for the company to repurchase up to $500 million of its Class A common stock in open market transactions during 2007. On October 29, 2007, the Board amended the share repurchase plan to authorize the company to repurchase an incremental $750 million (an aggregate for the entire repurchase program of $1.25 billion) of its Class A common stock in open market transactions through June 30, 2008.

During the second quarter of 2008, the company repurchased approximately 1.3 million shares of Class A common stock at a cost of $355 million, completing its aggregate authorized share repurchase program of $1.25 billion.

Class B Common Stock Conversion

In February 2008, the MasterCard Board of Directors authorized the conversion and sale or transfer of up to 13.1 million shares of Class B common stock into Class A common stock. In May 2008, the company implemented and completed a conversion program in which all of the 13.1 million authorized shares of Class B common stock were converted into an equal number of shares of Class A common stock and subsequently sold or transferred by participating holders of Class B common stock to public investors.

Second-Quarter 2008 Financial Results Conference Call Details

At 9:00 a.m. EDT today, the company will host a conference call to discuss its second-quarter 2008 financial results.

The dial-in information for this call is 800-573-4842 (within the U.S.) and 617-224-4327 (outside the U.S.) and the passcode is 75020426. A replay of the call will be available for one week following the meeting. The replay can be accessed by dialing 888-286-8010 (within the U.S.) and 617-801-6888 (outside the U.S.) and using passcode 29875457.

The live call and the replay, along with supporting materials, can also be accessed through the Investor Relations section of the company’s website at www.mastercard.com.

About MasterCard Incorporated

MasterCard Incorporated advances global commerce by providing a critical economic link among financial institutions, businesses, cardholders and merchants worldwide. As a franchisor, processor and advisor, MasterCard develops and markets payment solutions,

MasterCard Incorporated – Page 5

processes over 18 billion transactions each year, and provides industry-leading analysis and consulting services to financial institution customers and merchants. Through its family of brands, including MasterCard®, Maestro® and Cirrus®, MasterCard serves consumers and businesses in more than 210 countries and territories. For more information go to www.mastercard.com.

Forward-Looking Statements

Statements in this press release which are not historical facts, including statements about MasterCard’s plans, strategies, beliefs and expectations, are forward-looking and subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made. Accordingly, except for the company’s ongoing obligations under the U.S. federal securities laws, the company does not intend to update or otherwise revise the forward-looking information to reflect actual results of operations, changes in financial condition, changes in estimates, expectations or assumptions, changes in general economic or industry conditions or other circumstances arising and/or existing since the preparation of this press release or to reflect the occurrence of any unanticipated events. Such forward-looking statements include, without limitation:

•	the company’s ability to benefit from an increasing worldwide demand for electronic payments, solid performance outside of the U.S., and continued strength of cross-border travel volumes;

•	the company’s ability to successfully implement IPS and the on-demand person-to-person mobile payment service with Obopay; and

•	the company’s ability to develop innovative solutions for customers, merchants and cardholders around the world.

Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in the company’s filings with the Securities and Exchange Commission (SEC), including the company’s Annual Report on Form 10-K for the year ended December 31, 2007, the company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that have been filed with the SEC during 2008, as well as reasons including difficulties, delays or the inability of the company to achieve its strategic initiatives set forth above. Factors other than those listed above could also cause the company’s results to differ materially from expected results.

Contacts:

Investor Relations: Barbara Gasper, investor_relations@mastercard.com, 914-249-4565

Media Relations: Chris Monteiro, chris_monteiro@mastercard.com, 914-249-5826

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MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(In thousands, except per share data)
Revenues, net	$1,246,504	$996,959	$2,428,588	$1,912,062
Operating Expenses
General and administrative	499,349	431,463	941,349	829,990
Advertising and marketing	303,064	268,253	502,277	446,703
Litigation settlements	1,649,345	3,400	1,649,345	3,400
Depreciation and amortization	27,950	25,027	53,214	49,216

Total operating expenses	2,479,708	728,143	3,146,185	1,329,309

Operating income (loss)	(1,233,204)	268,816	(717,597)	582,753
Other Income (Expense)
Investment income, net	25,685	36,466	140,455	72,714
Interest expense	(15,438)	(11,170)	(30,756)	(25,526)
Other income (expense), net	(225)	92,187	73,297	92,147

Total other income (expense)	10,022	117,483	182,996	139,335

Income (loss) before income taxes	(1,223,182)	386,299	(534,601)	722,088
Income tax expense (benefit)	(476,529)	134,013	(234,826)	254,897

Net Income (Loss)	$(746,653)	$252,286	$(299,775)	$467,191

Basic Net Income (Loss) per Share	$(5.74)	$1.86	$(2.29)	$3.44

Basic Weighted Average Shares Outstanding	130,073	135,865	130,750	135,856

Diluted Net Income (Loss) per Share	$(5.74)	$1.85	$(2.29)	$3.42

Diluted Weighted Average Shares Outstanding	130,073	136,687	130,750	136,643

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MASTERCARD INCORPORATED

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2008	December 31, 2007
	(In thousands, except share data)
ASSETS
Cash and cash equivalents	$1,769,211	$1,659,295
Investment securities, at fair value:
Trading	—	2,561
Available-for-sale	719,023	1,308,126
Accounts receivable	575,493	532,633
Settlement due from customers	758,740	712,558
Restricted security deposits held for customers	143,197	142,052
Prepaid expenses	203,663	156,258
Deferred income taxes	195,798	44,525
Other current assets	34,512	33,733

Total Current Assets	4,399,637	4,591,741
Property, plant and equipment, at cost (less accumulated depreciation of $278,146 and $250,888)	297,178	290,200
Deferred income taxes	732,620	263,143
Goodwill	259,647	239,626
Other intangible assets (less accumulated amortization of $371,739 and $347,977)	374,891	320,758
Investment securities available-for-sale, at fair value	224,190	—
Municipal bonds held-to-maturity	191,975	192,489
Prepaid expenses	319,271	274,962
Other assets	60,766	87,122

Total Assets	$6,860,175	$6,260,041

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$260,702	$252,391
Settlement due to customers	662,274	604,212
Restricted security deposits held for customers	143,197	142,052
Obligations under litigation settlements	706,860	107,235
Accrued expenses	904,019	1,071,557
Short-term debt	—	80,000
Other current liabilities	123,527	105,895

Total Current Liabilities	2,800,579	2,363,342
Deferred income taxes	83,935	71,278
Obligations under litigation settlements	1,362,559	297,201
Long-term debt	170,637	149,824
Other liabilities	389,758	346,469

Total Liabilities	4,807,468	3,228,114
Commitments and Contingencies
Minority interest	4,620	4,620
Stockholders’ Equity
Class A common stock, $.0001 par value; authorized 3,000,000,000 shares, 105,010,327 and 91,243,433 shares issued and 98,269,737 and 87,321,541 outstanding, respectively	10	9
Class B common stock, $.0001 par value; authorized 1,200,000,000 shares, 30,848,778 and 43,948,778 shares issued and outstanding, respectively	4	5
Class M common stock, $.0001 par value, authorized 1,000,000 shares, 1,703 and 1,664 shares issued and outstanding, respectively	—	—
Additional paid-in capital	3,304,080	3,312,380
Class A treasury stock, at cost, 6,740,590 and 3,921,892, respectively	(1,250,000)	(600,532)
Retained earnings (accumulated deficit)	(282,020)	37,699
Accumulated other comprehensive income:
Cumulative foreign currency translation adjustments	293,501	216,651
Defined benefit pension and other postretirement plans, net of tax	(3,273)	(3,555)
Investment securities available-for-sale, net of tax	(14,215)	64,650

Total accumulated other comprehensive income	276,013	277,746

Total Stockholders’ Equity	2,048,087	3,027,307

Total Liabilities and Stockholders’ Equity	$6,860,175	$6,260,041

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MASTERCARD INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended June 30,
	2008	2007
	(In thousands)
Operating Activities
Net income (loss)	$(299,775)	$467,191
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	53,214	49,216
Gain on sale of Redecard S.A. available-for-sale securities	(85,903)	—
Share based payments	28,989	23,382
Stock units settled in cash for taxes	(66,090)	(11,193)
Tax benefit for share based compensation	(43,829)	(6,734)
Impairment of investments	8,900	—
Accretion of imputed interest on litigation settlements	16,124	18,644
Deferred income taxes	(573,927)	(1,557)
Other	5,208	4,620
Changes in operating assets and liabilities:
Trading securities	2,561	6,919
Accounts receivable	(15,809)	(23,141)
Settlement due from customers	(8,172)	43,000
Prepaid expenses	(41,548)	(36,647)
Other current assets	(1,723)	(5,067)
Prepaid expenses, non-current	(34,110)	(23,392)
Litigation settlement accruals	1,648,859	2,915
Accounts payable	(272)	(43,314)
Settlement due to customers	21,577	(36,166)
Accrued expenses	(155,076)	6,524
Net change in other assets and liabilities	83,601	10,961

Net cash provided by operating activities	542,799	446,161

Investing Activities
Purchases of property, plant and equipment	(28,961)	(40,942)
Capitalized software	(38,784)	(33,741)
Purchases of investment securities available-for-sale	(422,739)	(1,924,024)
Proceeds from sales and maturities of investment securities available-for-sale	737,616	1,896,975
Other investing activities	709	5,005

Net cash provided by (used in) investing activities	247,841	(96,727)

Financing Activities
Dividends paid	(39,878)	(33,099)
Cash proceeds from exercise of stock options	4,656	1,083
Tax benefit for share based compensation	43,829	6,734
Payment of debt	(80,000)	—
Purchase of treasury stock	(649,468)	—

Net cash used in financing activities	(720,861)	(25,282)

Effect of exchange rate changes on cash and cash equivalents	40,137	11,091

Net increase in cash and cash equivalents	109,916	335,243
Cash and cash equivalents — beginning of period	1,659,295	1,185,080

Cash and cash equivalents — end of period	$1,769,211	$1,520,323

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MASTERCARD INCORPORATED OPERATING PERFORMANCE

	For the 3 Months ended June 30, 2008
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)	Acceptance Locations (Mil.)
All MasterCard Credit, Charge and Debit Programs
Asia Pacific	$93	26.6%	18.8%	$65	23.3%	750	$27	9.3%	162	171	187	7.6
Canada	27	22.2%	12.4%	24	13.5%	244	4	5.9%	5	32	38	0.8
Europe	204	30.7%	17.8%	152	18.6%	1,566	53	15.6%	272	177	191	7.7
Latin America	47	26.5%	17.4%	24	19.9%	435	23	14.9%	141	86	106	2.8
South Asia / Middle East / Africa	13	28.3%	31.9%	7	25.1%	93	6	40.3%	49	34	39	0.9
United States	271	6.2%	6.2%	221	8.0%	3,487	49	-1.1%	258	339	390	7.6
Worldwide	655	18.2%	12.8%	493	14.0%	6,575	162	9.3%	887	840	951	27.3
MasterCard Credit and Charge Programs
United States	163	0.7%	0.7%	142	2.8%	1,590	21	-11.4%	15	230	273
Worldwide less United States	304	27.4%	17.5%	242	19.9%	2,643	62	8.7%	257	420	475
Worldwide	467	16.6%	11.0%	384	13.0%	4,232	83	2.7%	272	650	748
MasterCard Debit Programs
United States	107	15.8%	15.8%	79	18.6%	1,897	28	8.6%	243	109	117
Worldwide less United States	81	32.6%	20.3%	30	16.3%	446	51	22.7%	372	80	86
Worldwide	188	22.5%	17.7%	109	18.0%	2,343	79	17.3%	615	190	203

	For the 6 Months ended June 30, 2008
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
All MasterCard Credit, Charge and Debit Programs
Asia Pacific	$180	26.7%	18.3%	$127	22.8%	1,457	$53	8.8%	308	171	187
Canada	51	26.4%	12.7%	44	13.3%	456	8	9.3%	10	32	38
Europe	387	30.5%	17.7%	287	18.3%	3,014	100	15.8%	518	177	191
Latin America	91	27.5%	19.0%	47	21.2%	851	44	16.7%	276	86	106
South Asia / Middle East / Africa	25	30.8%	31.6%	13	25.9%	184	12	38.6%	95	34	39
United States	529	7.5%	7.5%	428	9.1%	6,740	102	1.4%	511	339	390
Worldwide	1,264	19.0%	13.4%	946	14.5%	12,701	319	10.2%	1,719	840	951
MasterCard Credit and Charge Programs
United States	318	2.5%	2.5%	274	4.3%	3,079	44	-7.8%	30	230	273
Worldwide less United States	583	28.3%	17.6%	463	19.8%	5,109	121	9.7%	501	420	475
Worldwide	901	17.8%	11.8%	736	13.6%	8,189	165	4.4%	531	650	748
MasterCard Debit Programs
United States	212	16.1%	16.1%	154	18.6%	3,660	58	9.7%	481	109	117
Worldwide less United States	152	31.4%	19.9%	56	15.7%	852	96	22.4%	707	80	86
Worldwide	363	22.0%	17.6%	210	17.9%	4,513	154	17.3%	1,188	190	203

	For the 3 Months ended June 30, 2007
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
All MasterCard Credit, Charge and Debit Programs
Asia Pacific	$73	19.3%	15.8%	$50	20.5%	622	$23	7.0%	135	151	164
Canada	22	18.2%	15.6%	19	15.3%	216	3	17.4%	5	28	34
Europe	156	23.4%	14.4%	116	14.8%	1,377	41	13.1%	244	152	164
Latin America	37	27.5%	22.3%	18	24.2%	374	19	20.4%	126	75	91
South Asia / Middle East / Africa	10	38.4%	41.8%	6	32.2%	84	4	56.2%	37	26	29
United States	255	9.9%	9.9%	205	12.4%	3,189	50	0.5%	248	317	374
Worldwide	554	16.5%	13.4%	414	14.9%	5,863	141	9.2%	794	749	856
MasterCard Credit and Charge Programs
United States	162	5.4%	5.4%	138	7.4%	1,578	24	-4.8%	17	221	269
Worldwide less United States	239	22.2%	15.9%	186	17.8%	2,293	52	9.8%	241	365	412
Worldwide	401	14.8%	11.4%	324	13.1%	3,871	76	4.7%	258	586	681
MasterCard Debit Programs
United States	93	18.8%	18.8%	67	24.5%	1,611	26	6.0%	231	97	104
Worldwide less United States	61	25.7%	18.9%	22	14.0%	381	38	21.9%	306	66	71
Worldwide	153	21.4%	18.8%	89	21.7%	1,992	64	15.0%	537	163	175

	For the 6 Months ended June 30, 2007
	GDV (Bil.)	Growth (USD)	Growth (Local)	Purchase Volume (Bil.)	Growth (Local)	Purchase Trans. (Mil.)	Cash Volume (Bil.)	Growth (Local)	Cash Trans. (Mil.)	Accounts (Mil.)	Cards (Mil.)
All MasterCard Credit, Charge and Debit Programs
Asia Pacific	$142	19.3%	15.9%	$96	20.5%	1,211	$46	7.2%	261	151	164
Canada	41	15.6%	15.0%	34	14.6%	404	6	16.9%	10	28	34
Europe	296	24.1%	14.8%	220	15.3%	2,642	77	13.4%	464	152	164
Latin America	71	24.3%	22.6%	35	25.3%	727	37	20.2%	245	75	91
South Asia / Middle East / Africa	19	37.3%	44.2%	11	33.2%	165	8	61.1%	72	26	29
United States	492	12.6%	12.6%	392	15.0%	6,117	101	4.2%	488	317	374
Worldwide	1,062	17.8%	14.8%	788	16.4%	11,265	275	10.6%	1,540	749	856
MasterCard Credit and Charge Programs
United States	310	4.9%	4.9%	262	7.5%	3,002	48	-7.5%	33	221	269
Worldwide less United States	455	22.1%	16.3%	354	18.2%	4,413	101	10.1%	464	365	412
Worldwide	765	14.5%	11.4%	616	13.4%	7,415	149	3.7%	497	586	681
MasterCard Debit Programs
United States	182	28.8%	28.8%	130	33.9%	3,114	53	17.7%	455	97	104
Worldwide less United States	115	25.1%	19.0%	42	14.1%	736	73	22.0%	588	66	71
Worldwide	298	27.3%	24.8%	172	28.4%	3,850	125	20.1%	1,044	163	175

Note that columns in the tables above may not add due to rounding; growth represents change from the comparable year-ago period.

MasterCard Incorporated – Page 10

Footnote

The tables set forth the gross dollar volume (“GDV”), purchase volume, cash volume and the number of purchase transactions, cash transactions, accounts, cards and acceptance locations on a regional and global basis for MasterCard®-branded and MasterCard Electronic™-branded cards. Growth rates over prior periods are provided for volume-based data.

Debit transactions on Maestro® and Cirrus®-branded cards, Mondex® transactions and transactions involving brands other than MasterCard are not included in the preceding tables.

For purposes of the table: GDV represents purchase volume plus cash volume and includes the impact of balance transfers and convenience checks; “purchase volume” means the aggregate dollar amount of purchases made with MasterCard-branded cards for the relevant period; and “cash volume” means the aggregate dollar amount of cash disbursements obtained with MasterCard-branded cards for the relevant period. The number of cards includes virtual cards, which are MasterCard-branded payment accounts in connection with which functional cards are not generally issued. Acceptance locations include merchant locations, ATMs and other locations where cash may be obtained.

The MasterCard payment product is comprised of credit, charge and debit programs, and data relating to each type of program is included in the tables. Debit programs include MasterCard-branded debit programs where the primary means of cardholder validation at the point of sale is for cardholders either to sign a sales receipt or enter a PIN. The tables include information with respect to transactions involving MasterCard-branded cards that are not processed by MasterCard and transactions for which MasterCard does not earn significant revenues.

Information denominated in U.S. dollars is calculated by applying an established U.S. dollar/local currency exchange rate for each local currency in which MasterCard volumes are reported. These exchange rates are calculated on a quarterly basis using the average exchange rate for each quarter. MasterCard reports period-over-period rates of change in purchase volume and cash volume on the basis of local currency information, in order to eliminate the impact of changes in the value of foreign currencies against the U.S. dollar in calculating such rates of change.

The data set forth in the GDV, purchase volume, purchase transactions, cash volume and cash transactions columns is provided by MasterCard customers and is subject to verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. The data set forth in the accounts and cards columns is provided by MasterCard customers and is subject to certain limited verification by MasterCard. A portion of the data set forth in the accounts and cards columns reflects the impact of routine portfolio changes among customers and other practices that may lead to over counting of the underlying data in certain circumstances. In order to provide a true indication of how broadly our cards can be used, MasterCard seeks to provide the most accurate acceptance figures possible and to maintain that MasterCard acceptance is unsurpassed worldwide by periodically validating our results with third parties. The data set forth in the acceptance locations column is derived through a proprietary methodology designed to minimize the impact of multiple acquiring in certain markets. This data is based on information provided by our customers and other third parties and is subject to certain limited verification by MasterCard and partial cross-checking against information provided by MasterCard’s transaction processing systems. All data is subject to revision and amendment by MasterCard’s customers subsequent to the date of its release.

Performance information for prior periods can be found in the “Investor Relations” section of MasterCard’s website at www.mastercard.com.

MasterCard Incorporated – Page 11

Reconciliation to Total Operating Expenses, Total Other Income, Net Income and Earnings Per Share

($ million)	For the three months ended 6/30/08				For the three months ended 6/30/07				YOY Growth
	Actual	Special Items		As Adjusted	Actual	Special Items		As Adjusted	As Adjusted
Revenues, net	$1,247	—		$1,247	$997	—		$997	25.0%
Operating Expenses
General and administrative	499	—		499	432	—		432	15.7%
Advertising and marketing	303	—		303	268	—		268	13.0%
Litigation settlements	1,649	1,649	a	—	3	3	a	—	NM
Charitable contributions to the MasterCard Foundation	—	—		—	—	—		—	NM
Depreciation and amortization	28	—		28	25	—		25	11.7%

Total operating expenses	2,480	1,649		830	728	3		725	14.6%

Operating income (expense)	(1,233)	1,649		416	269	3		272	52.9%
Operating Margin	(98.9%)	—		33.4%	27.0%	—		27.3%	6.1	ppt.
Other Income (Expense)
Investment income, net	26	—		26	36	—		36	(29.6%)
Interest expense	(15)	—		(15)	(11)	—		(11)	38.2%
Other income, net	—	—		—	92	90 c		2	NM

Total other income (expense)	10	—		10	117	90		27	(63.5%)

Income (loss) before income taxes	(1,223)	1,649		426	386	(87)		299	42.2%
Income tax expense (benefit)	(477)	627		150	134	(30)		104	44.4%

Net Income (loss)	($747)	$1,023		$276	$252	($57)		$195	41.0%

Basic Net Income (Loss) per Share	($5.74)	$7.86		$2.12	$1.86	($0.42)		$1.44	47.8%

Diluted Net Income (Loss) per Share	($5.74)	$7.85		$2.11	$1.85	($0.42)		$1.43	47.8%

($ million)	For the six months ended 6/30/08				For the six months ended 6/30/07				YOY Growth
	Actual	Special Items		As Adjusted	Actual	Special Items		As Adjusted	As Adjusted
Revenues, net	$2,429	—		$2,429	$1,912	—		$1,912	27.0%
Operating Expenses
General and administrative	941	—		941	830	—		830	13.4%
Advertising and marketing	502	—		502	447	—		447	12.4%
Litigation settlements	1,649	1,649	a	—	3	3	a	—	NM
Charitable contributions to the MasterCard Foundation	—	—		—	—	—		—	NM
Depreciation and amortization	53	—		53	49	—		49	8.1%

Total operating expenses	3,146	1,649		1,497	1,329	3		1,326	12.9%

Operating income (expense)	(718)	1,649		932	583	3		586	59.0%
Operating Margin	(29.5%)	—		38.4%	30.5%	—		30.6%	7.8	ppt
Other Income (Expense)
Investment income, net	140	—		140	73	—		73	93.2%
Interest expense	(31)	—		(31)	(26)	—		(26)	20.5%
Other income, net	73	(75	) b	(2)	92	90	c	2	NM

Total other income (expense)	183	(75)		108	139	90		49	118.9%

Income (loss) before income taxes	(535)	1,574		1,040	722	(87)		635	63.6%
Income tax expense (benefit)	(235)	601		366	255	(30)		225	62.3%

Net Income (loss)	($300)	$973		$674	$467	($57)		$410	64.3%

Basic Net Income (Loss) per Share	($2.29)	$7.45		$5.16	$3.44	($0.42)		$3.02	70.8%

Diluted Net Income (Loss) per Share	($2.29)	$7.42		$5.13	$3.42	($0.42)		$3.00	71.1%

[a]	Litigation settlements

[b]	Gain from the termination of a customer business agreement

[c]	Other income related to a settlement agreement to discontinue the company’s sponsorship of the 2010 and 2014 World Cup soccer events

NM = Not meaningful

Note that the figures in the preceding tables may not sum due to rounding

MasterCard Incorporated – Page 12

Reconciliation to Effective Tax Rate for the American Express Litigation Settlement

	GAAP Actual	GAAP Effective Tax Rate	Litigation Settlement	Non- GAAP Adjusted	Non- GAAP Effective Tax Rate
	(In millions, except percentages)
Three months ended June 30, 2008:
Income (loss) before income taxes	$(1,223)	39.0%	$1,649	$426	35.3%
Income tax expense (benefit)	(477)		627	150

Net income (loss)	$(747)		$1,022	$276

Six months ended June 30, 2008:
Income (loss) before income taxes	$(535)	43.9%	$1,649	$1,114	35.2%
Income tax expense (benefit)	(235)		627	392

Net income (loss)	$(300)		$1,022	$722

Note that the figures in the preceding tables may not sum due to rounding

For more information about these reconciliations, refer to MasterCard Incorporated’s Form 8-K filed with the Securities and Exchange Commission on July 31, 2008.

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